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Consent of Independent Registered Public Accounting Firm

Golden Queen Mining Co. Ltd.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-102112) of Golden Queen Mining Co. Ltd., of our report dated December 14, 2010, relating to the consolidated financial statements of Golden Queen Mining Co. Ltd., which appears in this Amended Form 10-K/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and a note regarding a restatement of the Company’s consolidated financial statements.

/s/ BDO Canada LLP

Chartered Accountants
Vancouver, Canada
December 14, 2010

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.